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                                                                    EXHIBIT 10.1


                        FUTURE MEDIA PRODUCTIONS, INC.

                           1998 STOCK INCENTIVE PLAN


1.   PURPOSES.

     (a) The purpose of the 1998 Stock Incentive Plan (the "PLAN") is to provide a means by which Employees or Directors of or Consultants to Future Media Productions, Inc. (the "COMPANY"), and its Affiliates, may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of Stock Awards.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 3(c), be either (1) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (2) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (3) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant and a separate certificate or certificates will be issued for shares purchased upon exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "CCSL" means the California Corporate Securities Law of 1968, as amended.

     (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 3(c) of the Plan.

     (f)  "COMMON STOCK" means the Common Stock of the Company.

     (g) "COMPANY" means Future Media Productions, Inc., a California corporation.

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     (h)  "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(ii) of the Plan.

     (i) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (j) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (1) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; PROVIDED, HOWEVER, that for purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (2) transfers between locations of the Company or between the Company, Affiliates or its successor; or
(3) a change in the status of the relationship from Employee to Director or Consultant, from Director to Employee or Consultant, or from Consultant to Employee or Director.

     (k) "COVERED EMPLOYEE" means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (l)  "DIRECTOR" means a member of the Board.

     (m)  "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

     (n) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (o)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (p) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                 (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

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                 (ii)    If the Common Stock is quoted on the Nasdaq System (but
not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                 (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, unless otherwise provided for in the Stock Award Agreement.

     (q) "INCENTIVE STOCK OPTION" means an Option intended by the Board at the time of grant to qualify as an incentive stock option within the meaning of
Section 422 of the Code and the regulations promulgated thereunder.

     (r) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted under subsection 8(b)(iii) of the Plan.

     (s) "NON-EMPLOYEE DIRECTOR" means a Director (1) who is not currently an officer of the Company or any of its Affiliates or otherwise currently employed by the Company or any of its Affiliates; (2) does not receive compensation, either directly or indirectly from the Company or any of its Affiliates for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; (3) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or (4) is not engaged in a business relationship for which disclosure would be required pursuant to
Item 404(b) of Regulation S-K.

     (t) "NONSTATUTORY STOCK OPTION" means an Option not intended by the Board at the time of grant to qualify as an Incentive Stock Option.

     (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (v)  "OPTION" means a stock option granted pursuant to the Plan.

     (w) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

     (x) "OUTSIDE DIRECTOR" means a Director who either (1) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year, was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving remuneration from the Company or an affiliated corporation, directly

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or indirectly, for services in any capacity other than as a Director, or (2)
is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (y)  "PLAN" means this 1998 Stock Incentive Plan.

     (z) "RULE 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (aa) "REGULATION S-K" means Regulation S-K of the Securities and Exchange Commission.

     (bb) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (cc) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

     (dd) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock and any Stock Appreciation Right.

     (ee) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (ff) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted under subsection 8(b)(i) of the Plan.

     (ff) "TERMINATION" means, with respect to any person, the termination for any reason of such person's Continuous Status as an Employee, Director or Consultant.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including, without limitation, the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which Stock Awards shall be granted to each such person.

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          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement and, subject to Section 14 hereof, otherwise amend the Plan in a manner and to the extent it shall deem necessary.

          (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two members (the "COMMITTEE"), all of the members of which Committee shall be Non-Employee Directors and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. Any Non-Employee Director shall otherwise comply with the requirements of Rule 16b-3 and any Outside Director shall otherwise comply with the requirements of Section 162(m) of the Code.

     (d) Notwithstanding Section 3(c), any requirement that an administrator of the Plan be a Non-Employee Director or Outside Director shall not apply (1) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (2) if the Board expressly declares that such requirement shall not apply.

4.   SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Section 13 relating to adjustments upon changes in the Common Stock, the number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed in the aggregate 1,500 shares. If any Stock Award or option granted under the terms of the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased shall again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan and Shares withheld by the Company to satisfy a federal, state and/or local tax withholding obligation of a participant relating to the exercise of a Stock Award shall not be available for subsequent issuance under the Plan. The

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Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date of its grant.

     (c) Subject to the provisions of Section 13 relating to adjustments upon changes in the Common Stock, no person shall be eligible to be granted in any calendar year Options and Stock Appreciation Rights covering more than 50% of the aggregate number of shares of the Common Stock that may be issued pursuant to the Plan; PROVIDED, HOWEVER, this Section 5(c) shall not apply (1) prior to the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act, or (2) if the Board expressly declares that such requirement shall not apply.

     (d) Notwithstanding the foregoing, so long as the Company maintains its election to be named as a "small business corporation" (an "S CORPORATION") under subchapter S of the Code, only natural persons, who are United States residents, are eligible for Stock Awards under the Plan. So long as the Company is an S Corporation, no person shall be eligible for a Stock Award under the Plan if such Person is a corporation, partnership or trust or if receipt by such person of an Award or shares upon exercise of an Award would result in the termination or revocation of the Company's taxable status as an S Corporation.

     (e) Notwithstanding the foregoing, no person that is a nonresident alien is eligible for a Stock Award under the Plan so long as the Company is an S Corporation. Moreover, no person whose spouse is a nonresident alien who would have a current ownership interest in any Stock Award under the Plan by reason of any applicable law, such as a state community property law or a foreign country's law is eligible for a Stock Award under the Plan.

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6.   OPTION PROVISIONS.

     Each Option shall be approved by the Board and be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) TERM. No Option shall be exercisable after the expiration of ten years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be established at the discretion of the Board; PROVIDED, HOWEVER, to the extent required to maintain S Corp status and to obtain an exemption from qualification under the CCSL, such exercise price shall be not less than 90% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, to the extent required to obtain an exemption from qualification under the CCSL, an Option which is granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, shall be at least 110% of the Fair Market Value of the Common Stock at the date of grant.

     (c) CONSIDERATION. The exercise price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Option is exercised, or (2) at the discretion of the Board, either at the time of the grant or exercise of the Option, (i) by delivery to the Company of other shares of Common Stock, (ii) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other shares of Common Stock) with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 6(d), or (iii) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provisions of the Code and Treasury Regulations.

     (d) TRANSFERABILITY. No Option shall be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person, or in the case of such person's disability by such person's legal representative or guardian. In the event of death, to the extent required to maintain S Corporation status, the Option cannot be transferred to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Code, or to any person if such transfer would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation.

     (e) VESTING. The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option may provide

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that from time to time during each of such installment periods, the Option may become exercisable ("VEST") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary; PROVIDED, HOWEVER, to the extent required to obtain an exemption from qualification under the CCSL, the vesting provisions of Options granted to Employees who are not Officers or Directors must provide for vesting of at least 20% per year of the total number of shares subject to the Option from the date the Option was granted. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred pursuant to Section 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee is entitled to exercise it at the date of Termination), but only within such period of time as is determined by the Board, which period shall not be longer than 60 days from the date of Termination for an Incentive Stock Option, unless otherwise provided for in the Stock Award Agreement. To the extent required to obtain an exemption from qualification under the CCSL, such period shall not be less than 30 days from the date of Termination of an Option; PROVIDED, HOWEVER, that if an Optionee is terminated for cause, as defined in the applicable Stock Award Agreement, the Option may provide for an exercise period shorter than 30 days, or may provide for expiration concurrent with such Termination. In no event shall an Option be exercised later than the expiration of the term of such Option as set forth in the Stock Award Agreement. If, at the date of Termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after Termination, the Optionee does not exercise his or her Option within the time specified in the Stock

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Award Agreement, the Option shall terminate, and the shares covered by such
Option, to the extent unexercised, shall revert to the Plan.

     (h) DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time prior to the expiration of that period ending six months after the date of such Termination (or such longer period, not exceeding 12 months for Incentive Stock Options, as specified in the Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such Termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Award Agreement). If, at the date of Termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after Termination, the Optionee does not exercise his or her Option within the time specified therein, the Option shall terminate, and the shares covered by such Option, to the extent unexercised, shall revert to the Plan.

     (i) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time prior to the expiration of that period ending six months after the date of death (or such longer period, not exceeding 12 months for Incentive Stock Options, as specified in the Option), but in no event later than the expiration of the term of such Option as set forth in the Stock Award Agreement, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified therein, the Option shall terminate, and the shares covered by such Option, to the extent unexercised, shall revert to the Plan.

     (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a right to repurchase in favor of the Company upon Termination of the Optionee, at a repurchase price equal to the exercise price of the Option, payable in cash or cancellation of purchase money indebtedness for the shares; PROVIDED, HOWEVER, to the extent required to obtain an exemption from qualification under the CCSL, the Company's right to repurchase at the exercise price of the Option shall lapse at a minimum rate of 20% per year over five years from the date the Option was granted and such right shall terminate to the extent not exercised within 90 days following Termination of the Optionee.

     (k) WITHHOLDING. To the extent provided by the terms of an Option, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of Common Stock.

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     (l)  RE-LOAD OPTIONS.  Without in any way limiting the authority of the
Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option a provision entitling the Optionee to a further Option (a "RE-LOAD OPTION") in the event the Optionee exercises the Option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Stock Award Agreement. Any such Re-Load Option (1) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (2) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) in the case of a Re-Load Option which is granted to a 10% shareholder (as described in Section 5(c)), and which is an Incentive Stock Option or requires an exemption from qualification under the CCSL, shall have an exercise price which is equal to 110% of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option and, with respect to Incentive Stock Options, shall have a term which is no longer than five years.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the $100,000 annual limitation on exercisability of Incentive Stock Options described in Section 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of the Options.

     (m)  REPURCHASE RIGHTS AND FIRST REFUSAL RIGHTS.

          (i) Each Option may provide that the Company shall have the right (the "REPURCHASE RIGHT"), exercisable following Termination of an Optionee, to repurchase (1) all of the Common Stock purchased by the Optionee upon exercise of the Option (the "PURCHASED SHARES") at the Fair Market Value on the date of Termination, and (2) the unexercised portion of the Option (to the extent that such Option had vested prior to the date of Termination) at the price equal to the amount by which the Fair Market Value of the Common Stock underlying such Option (or portion thereof) exceeds the exercise price of the Option, in each case for cash or cash equivalents (including the cancellation of any purchase-money indebtedness). Such Repurchase Right shall terminate to the extent not exercised by the Company within 90 days following the date of Termination (or if later, 90 days after the exercise of the option).

          (ii) Each Option may provide that the Company shall have the right of first refusal (the "FIRST REFUSAL RIGHT"), exercisable in connection with any proposed sale, hypothecation or other disposition of the Purchased Shares; and that in the event the holder of the Purchased Shares desires to accept a bona fide third-party offer for any or all of the Purchased Shares, such shares shall first be offered to the Company at the same terms and conditions as are set forth in the bona fide offer. To exercise this First Refusal Right, the Company must elect to purchase such Purchased Shares within 30 days after receipt of notice of the related proposed sale, and upon such election the Company must purchase such Purchased Shares within 60 days of the receipt of notice of the proposed sale.

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          (iii)  The Repurchase Rights and First Refusal Rights shall lapse and cease to have effect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than five hundred persons, (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or
(3) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $5,000,000.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be approved by the Board and be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions, as appropriate:

     (a) PURCHASE PRICE. The purchase price under each stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement. Additionally, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit. Notwithstanding the foregoing, to the extent required to obtain an exemption from qualification under the CCSL, the purchase price of shares of Common Stock shall be at least 90% of the Fair Market Value of the Common Stock at the date of the grant or the sale and if such shares of Common Stock are granted or sold to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, the purchase price shall be at least 100% of the Fair Market Value of the Common Stock at the date of grant or sale.

     (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The person to whom such rights are granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of such person, shall thereafter be entitled to exercise the rights held by such person under the stock bonus or restricted stock purchase agreement. Notwithstanding the foregoing, for so long as the Company maintains its taxable status as an S Corporation, in the event of death, rights under a stock bonus or restricted stock purchase agreement cannot be transferred to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Code, or to any person if such transfer would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation

     (c) CONSIDERATION. The purchase price of Common Stock acquired pursuant to a stock purchase agreement shall be paid either: (1) in cash at the time of purchase; (2) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common

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Stock is sold; or (3) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) VESTING. Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a right to repurchase in favor of the Company upon Termination of the person to whom such shares have been sold or awarded at a repurchase price equal to the original purchase price (or such higher price as the Board may determine to be appropriate) payable in cash or cancellation of purchase money indebtedness. The Board shall provided that such rights to repurchase lapse with respect to such purchased shares (or that such purchased shares vest) pursuant to a schedule determined by the Board; PROVIDED, HOWEVER, to the extent required to obtain an exemption from qualification under the CCSL, the Company's right to repurchase at the original purchase price shall lapse (or the purchased shares shall vest) at a minimum rate of 20% per year over five years from the date the stock bonus or restricted stock purchase right was granted and such right shall terminate to the extent not exercised within 90 days following Termination of the purchaser.

     (e)  REPURCHASE RIGHTS AND FIRST REFUSAL RIGHTS.

          (i) In addition to Section 7(d) above, each stock bonus or restricted stock purchase agreement may provide that the Company shall have a Repurchase Right exercisable following Termination of a purchaser, to repurchase all of the shares (vested or unvested) of Common Stock purchased by the purchaser pursuant to the stock bonus or restricted stock purchase agreement (the "PURCHASED SHARES") at the Fair Market Value on the date of Termination for cash or cash equivalents (including the cancellation of any purchase-money indebtedness). Such Repurchase Right shall terminate to the extent not exercised by the Company within 90 days following the date of Termination.

          (ii) Each stock bonus or restricted stock purchase agreement may provide that the Company shall have a First Refusal Right, exercisable in connection with any proposed sale, hypothecation or other disposition of the Purchased Shares; and that in the event the holder of the Purchased Shares desires to accept a bona fide third-party offer for any or all of the Purchased Shares, such shares shall first be offered to the Company at the same terms and conditions as are set forth in the bona fide offer. To exercise this First Refusal Right, the Company must elect to purchase such Purchased Shares within 30 days after receipt of notice of the related proposed sale, and upon such election the Company must purchase such Purchased Shares within 60 days of the receipt of notice of the proposed sale.

          (iii) Each stock bonus or restricted stock purchase agreement shall provide that the Repurchase Rights and First Refusal Rights shall lapse and cease to have effect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than five hundred persons, (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or
(3) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $5,000,000.

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8.   STOCK APPRECIATION RIGHTS.

     (a) The Board shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees or Directors of, or Consultants to, the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of Common Stock.

     (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan, Tandem Rights, Concurrent Rights and Independent Rights, and the terms and conditions applicable to each shall be as follows:

          (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of such Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution payable in cash in an amount equal to (1) the aggregate Fair Market Value (on the date of Option surrender) of the number of vested shares of Common Stock under the Option (or portion thereof) being surrendered on such date, less (2) the aggregate exercise price of such vested shares of Common Stock. Tandem Rights may be tied to either Incentive Stock Options or Nonstatutory Stock Options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains.

          (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Common Stock subject to such Option and will be automatically exercised at the same time such Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution, payable in cash, to which the holder of such Concurrent Rights shall be entitled upon exercise of the related Option shall be an amount equal to (1) the aggregate Fair Market Value (on the date of Option exercise) of the number of vested shares of Common Stock under the Option (or portion thereof) being exercised on such date and with respect to which such Concurrent Rights apply, less (2) the aggregate exercise price paid for such vested shares of Common Stock. Concurrent Rights may be tied to any or all of the shares of Common Stock under any Incentive Stock Option or Nonstatutory Stock Option. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.

          (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights shall be granted independently of any Option and will entitle the holder upon exercise thereof to an appreciation distribution payable in cash in an amount equal to (1) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Common Stock equal to the number of vested share equivalents with respect to which the holder is exercising the Independent Right on such date, less (2) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Common Stock. Independent Rights shall, except as specifically set forth below, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents.

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

          (iv)   TERMS APPLICABLE TO STOCK APPRECIATION RIGHTS GENERALLY.

                 (A) To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

                 (B) If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act, the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor role or regulation).

                 (C) No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Stock Appreciation Rights.

9.   CANCELLATION AND REGRANT OF OPTIONS.

     (a) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, (1) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (2) the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than 90% of the Fair Market Value (100% of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option granted to a 10% shareholder as described in Section 5(c), not less than 110% of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the forgoing, the Board may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which Section 424(a) of the Code applies.

     (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to
Section 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to Section 5(c) of the Plan. The provisions of this Section 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

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

10.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to effect any Stock Award, and to issue and sell shares of Common Stock under the Stock Awards; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

11.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

12.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred under Section 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee, with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company shall deliver to the holders of Stock Awards, not later than 120 days after the close of each of the Company's fiscal years, a balance sheet and an income statement. This Section shall not apply when the issuance of Stock Awards is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

13.  ADJUSTMENTS UPON CHANGES IN THE COMMON STOCK.

     (a) Subject to the provisions of Section 13(b), if any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, conversion pursuant to the provisions of the Company's Articles of Incorporation, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 4(a) and the maximum number of shares subject to Options and Stock Appreciation Rights pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction of not involving the receipt of consideration by the Company".)

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board (unless otherwise provided for in the Stock Award Agreement) and to the extent permitted by applicable law, such Stock Awards shall (i) terminate upon such event and may be exercised prior thereto to the extent such Stock Awards are then exercisable or (ii) continue in full force and effect and, if applicable, the surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards outstanding under the Plan and/or shall substitute similar Stock Awards for those outstanding under the Plan.

14.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the shareholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

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

                    (i) Increase the number of shares of Common Stock reserved for Stock Awards under the Plan;

                    (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or

                    (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3. Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (1) the Company requests the consent of the person to whom the Stock Award was granted and (2) such person consents thereto in writing.

     (b) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; PROVIDED, HOWEVER, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (1) the Company requests the consent of the person to whom the Stock Award was granted and (2) such person consents thereto in writing.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 7, 2008. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the shareholders of the Company (and such approval by the shareholders must be obtained within 12 months of the Plan being adopted by the Board).

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